ALLIED HEALTHCARE PRODUCTS, INC.
                        1994 EMPLOYEE STOCK OPTION PLAN


                               November 19, 1996

Mr. Uma N. Aggarwal
Allied Healthcare Products, Inc.
1720 Sublette Avenue
St. Louis, Missouri  63110-

Dear Mr. Aggarwal:

            I am pleased to inform you that Allied Healthcare Products, Inc. (the "Company") has granted you a non-qualified stock option under the Allied Healthcare Products, Inc. 1994 Employee Stock Option Plan, as amended (the "Plan") to purchase 100,000 shares of Common Stock, par value $0.01 per share, of the Company at a price of $6.875 per share.

            This option is granted to you as part of the Company's compensation program for key employees. The purpose of the Plan is to allow certain key employees, upon whose efforts the Company is dependent for the successful conduct of its business, to derive financial benefit from appreciation in the value of the Company's stock and to encourage them to take a proprietary interest in the Company and remain in its employ. You are under no obligation to exercise this option.

            It is important to note that when you exercise your option you will be taxed (including withholding taxes) on the difference between the fair market value and the exercise price. Further, when you dispose of the stock, you will also be taxed to the extent the sales proceeds exceed the sum of the price you paid for the shares and the gain you paid tax on at the time of exercise.

            Subject to compliance with the terms and conditions of this letter and the Plan, you will become entitled to exercise your option with respect to the number of shares set forth below when the Fair Market Value (hereinafter defined) of the Common Stock equals or exceeds the required level for twenty
(20) consecutive trading days:

                 NUMBER OF SHARES                              FAIR MARKET VALUE
                 ----------------                              -----------------
                      10,000                                           7.91
                      10,000                                           9.09
                      10,000                                          10.46
                      10,000                                          12.02
                      10,000                                          13.83
                      10,000                                          15.90
                      10,000                                          18.29
                      10,000                                          21.03
                      10,000                                          24.19
                      10,000                                          27.81

           As used herein, the term "Fair Market Value" means, if the shares are listed on a national securities exchange, the closing sales price of a share as reported by such national securities exchange on which the shares are traded on such date or, if there is no sale of the shares on such date, the average of the bid and asked prices on such exchange at the close of trading on such date or, if shares are not listed on a national securities exchange but are authorized for quotation in the National Association of Securities Dealers Automated Quotation System National Market (the "Nasdaq National Market"), the last transaction price per share as reported by the Nasdaq National Market on such date or, if there is no sale of the shares on such date, the average of the bid and asked prices as reported by the Nasdaq National Market on such date or, if shares are not authorized for quotation on the Nasdaq National Market on such date, the average of the bid and asked prices as reported in the over the counter market or, if the shares are not listed on a national securities exchange, quoted on the Nasdaq National Market or quoted in the over the counter market, the fair market value of a share on such date as shall be determined by the majority vote of the Board of Directors. For purposes of the Plan, the Board of Directors' determination of the Fair Market Value of a share shall be conclusive.

            The option may be exercised in whole or in part at any time or from time to time after the date it becomes exercisable, but the option shall not be exercised after November 19, 2006.

            The procedure for exercise of this option is set forth in the Plan. Please note that, although you must return a signed copy of this letter in order to validate your option, that act does not constitute the exercise of this option nor does it in any way obligate you to exercise the option.

            This letter constitutes a Non-Qualified Stock Option Agreement between you and the Company and incorporates the Plan by reference. Please indicate your agreement to the terms and conditions set forth in this letter and in the Plan by signing the accompanying copy of this letter in the space indicated below and returning it to the Company, Attention: Frederick H. Atwood, by December 15, 1996. No part of this option is exercisable until a signed copy of this letter is received by the Company.

                                               Very truly yours,


                                               /s/ Dennis W. Sheehan

                                               Dennis W. Sheehan




Enclosure: Copy of the Employee Stock Option Plan





            The undersigned hereby acknowledges receipt of the foregoing letter and Plan and agrees to be bound by all of the terms and conditions set forth in this letter and in the Plan.



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        (Date)                                             (Signature)

                                    EXHIBIT




Allied Healthcare Products, Inc.
1720 Sublette Avenue
St. Louis, Missouri 63110

                   Re: EXERCISE OF NON-QUALIFIED STOCK OPTION

Gentlemen:

            I hereby exercise the Option granted to me under the Non-Qualified Stock Option Agreement dated ___________________, to purchase ______ shares of Allied Healthcare Products, Inc. common stock, $0.01 par value per share (the "Common Stock"), with respect to _______ shares of Common Stock for an aggregate purchase price of $_________. As consideration for such shares, I have enclosed payment in the amount of $__________.

            Please issue in my name and send the certificates representing the shares purchased by my exercise of this Non-Qualified Stock Option to me at the address indicated below.



Date:_________________                      _______________________________
                                            Optionee, _____________________

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                                            Address